EXHIBIT 99.1

Alta Mesa Holdings Announces Year-End Proved Reserves and 2013 CAPEX Plans

HOUSTON, March 19, 2013 (GLOBE NEWSWIRE) -- Alta Mesa Holdings, LP announced today certain operating results for 2012 and total estimated proved oil and natural gas reserves as of December 31, 2012.

Highlights of these results include:

  Crude oil, condensate and natural gas liquids ("Oil") production growth of 34% in 2012
  Total Proved Oil reserves of 26 million barrels of oil ("MBO"), or 51% of Total Proved Reserves, up 4.5 MBO or 21% from 2011
  Total Proved Oil Reserves are made up of 78% oil and condensate and 22% natural gas liquids
  64% of Total Proved Reserves are classified as Proved Developed
  Total Proved Reserves replacement was 264%
  In the Eagle Ford Shale, proved reserves (91% oil) increased by 161% from 2011
  SEC PV-10 value of $914.4 Million

Hal Chappelle, Alta Mesa's Chief Executive Officer, stated, "Our 2012 reserve estimates were in-line with our goals and objectives despite downward price-related revisions. Our results clearly reflect a continued success in a challenging transition towards a portfolio of high quality, oil and liquids-rich assets. Last year, we successfully re-directed capital into higher margin oil and liquids-rich gas within our organic portfolio, and we have structured our 2013 development plans, balance sheet and hedges to further leverage our capital re-alignment strategy to ensure stability and profitability for our stakeholders. We have moved our production from approximately 24% oil at the end of 2010 to over 45% by year-end 2012. Additionally, our proved reserves shifted from 26% oil at year-end 2010 to 51% at year-end 2012."

Reserves	Bcfe
2011 Year-end estimated proven reserves	347.9
2012 Reserve extensions and discoveries	95.7
2012 Net reserve revisions	(97.0)
2012 Estimated production	(36.2)
2012 Year-end estimated proved reserves	310.4

Our proved reserves as of December 31, 2012 were calculated using oil and natural gas price parameters established by current SEC guidelines and accounting rules based on average prices as of the first day of each of the twelve months ended on such date. These average prices were $94.71 per Bbl for oil and $2.76 per MMBtu for natural gas. Pricing was adjusted for basis differentials by field based on our historical realized prices. Alta Mesa's net average prices contained in the reserve report were approximately $101.77 per Bbl of oil and $2.71 per thousand cubic feet ("Mcf") of natural gas. Using these prices, the estimated discounted net present value of Alta Mesa's proved reserves, before projected income taxes and using a 10% per annum discount rate ("PV-10") was $914.4 million at December 31, 2012. Alta Mesa's proved reserves at December 31, 2011 were computed using net average prices of $96.19 per Bbl of oil and $4.12 per Mcf of natural gas. PV-10 is a non-GAAP measure and is different than the Standardized Measure of Discounted Future Net Cash Flows ("Standardized Measure",) in that PV-10 is a pre-tax number, while the Standardized Measure includes the effect of estimated future income taxes. PV-10 and the Standardized Measure of Discounted Future Net Cash Flows are the same at December 31, 2012.

2013 Capital Expenditures Program

Alta Mesa's 2013 capital budget for drilling and completions is expected to range between $250 and $270 million. Approximately 80% of the 2013 drilling capital budget is expected to be allocated to projects that the Company operates or controls. Accordingly, the company expects to be able to adjust its capital expenditures in response to changes in market conditions (including commodity prices) and the success of its various exploration and early stage development projects.

2013 Capital Allocation	Percentage
Eagle Ford	20%
South Louisiana	25%
Oklahoma	20%
East Texas	10%
South Texas	15%
Other	10%

Mike Ellis, Alta Mesa's founder and Chief Operating Officer stated, "We have a high-quality team of engineers, operating personnel, geoscientists, and professional support, who collectively have created and exploited opportunities for oil and liquids-rich gas development within our organic portfolio of assets. Looking ahead, as our teams methodically develop our fields, I'm confident we can deliver top tier operational performance."

Alta Mesa Holdings, LP is a privately held company engaged in onshore oil and natural gas acquisition, exploitation, exploration and production whose focus is to maximize the profitability of our assets in a safe and environmentally sound manner. We seek to maintain a portfolio of lower risk properties in plays where we identify a large inventory of drilling, development, and enhanced recovery and exploitation opportunities in known resources. We maximize the profitability of our assets by focusing on advanced engineering analytics, enhanced geological techniques including 3-D seismic analysis, and proven drilling, stimulation, completion, and production methods. Alta Mesa Holdings, LP is headquartered in Houston, Texas.

Safe Harbor Statement and Disclaimer

This material includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. You should not place undue reliance on forward-looking statements. They are subject to known and unknown risks, uncertainties and other factors that may affect the company's operations, markets, products, services and prices and cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include statements about our: business strategy; reserves, financial strategy, liquidity and capital required for our development program; realized natural gas and oil prices; timing and amount of future production of natural gas and oil; hedging strategy and results; future drilling plans; competition and government regulations; marketing of natural gas and oil; leasehold or business acquisitions; costs of developing our properties and conducting our gathering and other midstream operations; general economic conditions; credit markets; liquidity and access to capital; uncertainty regarding our future operating results; and plans, objectives, expectations and intentions that are not historical. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering and sale of natural gas and oil. These risks include, but are not limited to: commodity price volatility; inflation; lack of availability of drilling and production equipment and services; environmental risks; drilling and other operating risks; regulatory changes; the uncertainty inherent in estimating natural gas and oil reserves and in projecting future rates of production, cash flow and access to capital; the timing of development expenditures; and other risks. Except as otherwise required by applicable law, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The SEC has generally permitted oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use the terms "estimated ultimate recovery," "EUR," "probable," "possible," and "non-proven" reserves, reserve "potential" or "upside" or other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC's guidelines may prohibit us from including in any future filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the company.

CONTACT: Lance L. Weaver (281) 943-5597 lweaver@altamesa.net